Exhibit 10.10(a)

BIOGENERICS, INC.

2010 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of the BioGenerics, Inc. 2010 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Acquisition” means and includes each of the following:

(i) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, any change in the beneficial ownership of the securities of the Company as a result of a private financing of the Company that is approved by the Board shall not be deemed to be an Acquisition; or

(ii) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2(a)(i) or Section 2(a)(iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2(a)(iii)(B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv) The Company’s stockholders approve a liquidation or dissolution of the Company.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether an Acquisition has occurred pursuant to the above definition, and the date of the occurrence of such Acquisition and any incidental matters relating thereto.

(b) “Administrator” means the Board or the Committee responsible for conducting the general administration of the Plan, as applicable, in accordance with Section 4 hereof.

(c) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

(f) “Committee” means a committee appointed by the Board in accordance with Section 4 hereof.

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means BioGenerics, Inc., a Delaware corporation.

(i) “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability within the meaning of Section 22(e)(3) of the Code.

(l) “Employee” means any person, including an Officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(m) “Equity Restructuring” shall mean a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding awards granted under the Plan.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular Exchange Act section shall include any successor section.

(o) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock on such date, or if no closing bid and asked prices were reported for such date, the date immediately prior to such date during which closing bid and asked prices were quoted for such Common Stock, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(p) “Holder” means a person who has been granted or awarded an Option or Stock Purchase Right or who holds Shares acquired pursuant to the exercise of an Option or Stock Purchase Right.

(q) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

(r) “Independent Director” means a Director who is not an Employee of the Company.

(s) “Non-Qualified Stock Option” means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Administrator, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(t) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(u) “Option” means a stock option granted pursuant to the Plan.

(v) “Option Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(w) “Parent” means any corporation (or other entity), whether now or hereafter existing (other than the Company), in an unbroken chain of corporations (or other entities) ending with the Company if each of the corporations (or other entities) other than the last corporation (or other entity) in the unbroken chain owns stock (or other equity interests) possessing more than fifty percent (50%) of the total combined voting power of all classes of stock (or other equity interests) in one of the other corporations (or other entities) in such chain.

(x) “Plan” means the BioGenerics, Inc. 2010 Equity Incentive Plan.

(y) “Public Trading Date” means the first date upon which Common Stock of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

(z) “Restricted Stock” means Shares acquired pursuant to the exercise of an unvested Option in accordance with Section 10(h) below or pursuant to a Stock Purchase Right granted under Section 12 below.

(aa) “Restricted Stock Purchase Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of the Holder’s purchase of Restricted Stock pursuant to the exercise of an unvested Option in accordance with Section 10(h) below or a Stock Purchase Right granted under Section 12 below.

(bb) “Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

(cc) “Section 16(b)” means Section 16(b) of the Exchange Act, as such Section may be amended from time to time.

(dd) “Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto. Reference to any particular Securities Act section shall include any successor section.

(ee) “Service Provider” means an Employee, Director or Consultant.

(ff) “Share” means a share of Common Stock, as adjusted in accordance with Section 13 below.

(gg) “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 12 below.

(hh) “Subsidiary” means any corporation (or other entity), whether now or hereafter existing (other than the Company), in an unbroken chain of corporations (or other entities) beginning with the Company if each of the corporations (or other entities) other than the last corporation (or other entity) in the unbroken chain owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations (or other entities) in such chain.

3. Stock Subject to the Plan. Subject to the provisions of Section 13 hereof, the shares of stock subject to Options or Stock Purchase Rights shall be Common Stock. Subject to the provisions of Section 13 hereof, the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights is One Million Five Hundred Thousand (1,500,000) Shares. Shares issued upon exercise of Options or Stock Purchase Rights may be authorized but unissued, or reacquired Common Stock. If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option or Stock Purchase Right under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3. If Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan (unless the Plan has terminated). Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.

4. Administration of the Plan.

(a) Administrator. Unless and until the Board delegates administration to a Committee as set forth below, the Plan shall be administered by the Board. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding the foregoing, however, unless otherwise determined by the Board, from and after the Public Trading Date, a Committee of the Board shall administer the Plan and the Committee shall consist solely of two or more Independent Directors each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a “non-employee director” within the meaning of Rule 16b-3, and qualifies as “independent” within the meaning of any applicable stock exchange listing requirements. Members of the Committee shall also satisfy any other legal requirements applicable to membership on the Committee, including requirements under the Sarbanes-Oxley Act of 2002 and other Applicable Laws. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant awards under the Plan to eligible persons who are either (1) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

(b) Powers of the Administrator. Subject to the provisions of the Plan and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its sole discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each such award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Option or Stock Purchase Right granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

(vi) to determine whether to offer to buyout a previously granted Option as provided in Section 10(i) hereof and to determine the terms and conditions of such offer and buyout (including whether payment is to be made in cash or Shares);

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii) to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(ix) to amend the Plan or any Option or Stock Purchase Right granted under the Plan as provided in Section 15 hereof; and

(x) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders.

5. Eligibility. Non-Qualified Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company (or a “parent corporation” or “subsidiary corporation” thereof within the meaning of Code Sections 424(e) or 424(f), respectively). If otherwise eligible, a Service Provider who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

6. Limitations.

(a) Each Option shall be designated by the Administrator in the Option Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Holder’s Incentive Stock Options and other incentive stock options granted by the Company (or a “parent corporation” or “subsidiary corporation” thereof within the meaning of Code Sections 424(e) or 424(f), respectively), which become exercisable for the first time during any calendar year (under all plans of the Company or any such parent or subsidiary) exceeds

$100,000, such excess Options or other options shall be treated as Non-Qualified Stock Options. If the Code is amended to provide for a different limitation from that set forth in the preceding sentence, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code.

For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b) Neither the Plan, any Option nor any Stock Purchase Right shall confer upon a Holder any right with respect to continuing the Holder’s employment or consulting relationship with the Company, nor shall they interfere in any way with the Holder’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause.

(c) No Service Provider shall be granted, in any calendar year, Options or Stock Purchase Rights to purchase more than One Million Five Hundred Thousand (1,500,000) Shares; provided, however, that the foregoing limitation shall not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitation shall not apply until the earliest of: (i) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan in accordance with Section 3 hereof); (ii) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; (iv) the first meeting of stockholders at which Directors of the Company are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13 hereof. For purposes of this Section 6(c), if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 13 hereof), the canceled Option will be counted against the limit set forth in this Section 6(c). For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.

7. Term of Plan. The Plan shall become effective upon its initial adoption by the Board and shall continue in effect until it is terminated under Section 15 hereof. No Options or Stock Purchase Rights may be issued under the Plan after the tenth (10th) anniversary of the earlier of (a) the date upon which the Plan is adopted by the Board or (b) the date the Plan is approved by the stockholders.

8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company (or a “parent corporation” or “subsidiary corporation” thereof within the meaning of Code Sections 424(e) or 424(f), respectively), the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

(a) Except as provided in Section 13 hereof, the per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time of grant of such Option, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company (or a “parent corporation” or “subsidiary corporation” thereof within the meaning of Code Sections 424(e) or 424(f), respectively), the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, an Option may be granted with a per Share exercise price other than as required above if such Option is granted as an assumption of or in substitution for another option in connection with a merger or other corporate transaction.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) with the consent of the Administrator, a full recourse promissory note bearing interest (at no less than such rate as is a market rate of interest and which then precludes the imputation of interest under the Code), payable upon such terms as may be prescribed by the Administrator, and structured to comply with Applicable Laws, (4) with the consent of the Administrator, other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) with the consent of the Administrator, surrendered Shares then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (6) with the consent of the Administrator, property of any kind which constitutes good and valuable consideration, (7) with the consent of the Administrator, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (8) with the consent of the Administrator, any combination of the foregoing methods of payment.

10. Exercise of Option.

(a) Vesting; Fractional Exercises. Except as provided in Section 13 hereof, Options granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

(b) Deliveries upon Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, his or her office or such other authorized representative of the Company:

(i) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(ii) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars;

(iii) Upon the exercise of all or a portion of an unvested Option pursuant to Section 10(h) hereof, a Restricted Stock Purchase Agreement in a form determined by the Administrator and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option; and

(iv) In the event that the Option shall be exercised pursuant to Section 10(f) hereof by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option.

(c) Conditions to Delivery of Share Certificates. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(i) The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;

(ii) The completion of any registration or other qualification of such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its sole discretion, deem necessary or advisable;

(iii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable;

(iv) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(v) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which in the sole discretion of the Administrator may be in the form of consideration used by the Holder to pay for such Shares under Section 9(b) hereof.

(d) Termination of Relationship as a Service Provider. If a Holder ceases to be a Service Provider other than by reason of the Holder’s Disability or death, such Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination; provided, however, that, prior to the Public Trading Date, to the extent required by Applicable Law, such period of time shall not be less than thirty (30) days (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Holder’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time period specified, herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(e) Disability of Holder. If a Holder ceases to be a Service Provider as a result of the Holder’s Disability, the Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination; provided, however, that prior to the Public Trading Date, to the extent required by Applicable Law, such period of time shall not be less than six (6) months (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time specified, herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(f) Death of Holder. If a Holder dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement; provided, however, that prior to the Public Trading Date, to the extent required by Applicable Law, such period of time shall not be less than six (6) months (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Holder’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s termination. If, at the time of death, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. The Option may be exercised by the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the Option under the Holder’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified, herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(g) Regulatory Extension. A Holder’s Option Agreement may provide that if the exercise of the Option following the termination of the Holder’s status as a Service Provider would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 8 hereof or (ii) the expiration of a period of three (3) months after the termination of the Holder’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

(h) Early Exercisability. The Administrator may provide in the terms of a Holder’s Option Agreement that the Holder may, at any time before the Holder’s status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that subject to Section 19 hereof, Shares acquired upon exercise of an Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Administrator may determine in its sole discretion.

(i) Buyout Provisions. The Administrator may at any time offer to buyout for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Holder at the time that such offer is made.

11. Non-Transferability of Options and Stock Purchase Rights. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder.

12. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with Options granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Right. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company the right to repurchase Shares acquired upon exercise of a Stock Purchase Right upon the termination of the purchaser’s status as a Service Provider for any reason. Subject to Section 19 hereof, the purchase price for Shares repurchased by the Company pursuant to such repurchase right and the rate at which such repurchase right shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Restricted Stock Purchase Agreement.

(c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 hereof.

13. Adjustments upon Changes in Capitalization, Merger or Asset Sale.

(a) In the event that the Administrator determines that other than an Equity Restructuring any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, Stock Purchase Right or Restricted Stock, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options or Stock Purchase Rights may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 hereof on the maximum number and kind of shares which may be issued and adjustments of the maximum number of Shares that may be purchased by any Holder in any calendar year pursuant to Section 6(c) hereof);

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Stock Purchase Rights or Restricted Stock; and

(iii) the grant or exercise price with respect to any Option or Stock Purchase Right.

(b) In the event of any transaction or event described in Section 13(a) hereof, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option, Stock Purchase Right or Restricted Stock or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, Stock Purchase Right or Restricted Stock granted or issued under the Plan or to facilitate such transaction or event:

(i) To provide for either the purchase of any such Option, Stock Purchase Right or Restricted Stock for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option or Stock Purchase Right or realization of the Holder’s rights had such Option, Stock Purchase Right or Restricted Stock been currently exercisable or payable or fully vested or the replacement of such Option, Stock Purchase Right or Restricted Stock with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that such Option or Stock Purchase Right shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Option or Stock Purchase Right;

(iii) To provide that such Option, Stock Purchase Right or Restricted Stock be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iv) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and Stock Purchase Rights, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options, Stock Purchase Rights or Restricted Stock or Options, Stock Purchase Rights or Restricted Stock which may be granted in the future; and/or

(v) To provide that immediately upon the consummation of such event, such Option or Stock Purchase Right shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Option or Stock Purchase Right shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Option Agreement or Restricted Stock Purchase Agreement upon some or all Shares may be terminated and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase, notwithstanding anything to the contrary in the Plan or the provisions of such Option, Stock Purchase Right or Restricted Stock Purchase Agreement.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 13(a) and 13(b) hereof:

(i) The number and type of securities subject to each outstanding Option or Stock Purchase Right and the exercise price or grant price thereof, if applicable, will be proportionately adjusted. The adjustments provided under this Section 13(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(ii) The Administrator shall make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3 hereof).

(d) If the Company undergoes an Acquisition, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Options or Stock Purchase Rights outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 13(d)) for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in an Acquisition, or affiliate of such corporation or entity, does not assume such Options or Stock Purchase Rights or does not substitute similar stock awards for those outstanding under the Plan, then with respect to (i) Options or Stock Purchase Rights held by participants in the Plan whose status as a Service Provider has not terminated prior to such event, the vesting of such Options or Stock Purchase Rights (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten (10) days prior to the closing of the Acquisition (and the Options or Stock Purchase Rights terminated if not exercised prior to the closing of such Acquisition) and (ii) any other Options or Stock Purchase Rights outstanding under the Plan, such Options and Stock Purchase Rights shall be terminated if not exercised prior to the closing of the Acquisition.

(e) Subject to Section 3 hereof, the Administrator may, in its sole discretion, include such further provisions and limitations in any Option, Stock Purchase Right, Restricted Stock Purchase Agreement or certificate, as it may deem equitable and in the best interests of the Company.

(f) The existence of the Plan, any Option Agreement or Restricted Stock Purchase Agreement and the Options or Stock Purchase Rights granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

14. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator consistent with applicable legal requirements. Notice of the determination shall be given to each Service Provider to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination. Subject to the requirements of subsection (c), the Board may at any time wholly or partially amend, alter, suspend or terminate the Plan. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Board, no action of the Board may, except as provided in Section 13 hereof, increase the limits imposed in Section 3 hereof on the maximum number of Shares which may be issued under the Plan or extend the term of the Plan under Section 7 hereof.

(b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan or any Option or Stock Purchase Right shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options, Stock Purchase Rights or Restricted Stock granted or awarded under the Plan prior to the date of such termination.

16. Stockholder Approval. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Options or Stock Purchase Rights may be granted prior to such stockholder approval, provided that such Options and Stock Purchase Rights shall not be exercisable, shall not vest and the restrictions thereon shall not lapse prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options and Stock Purchase Rights previously granted under the Plan shall thereupon be canceled and become null and void.

17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. Reservation of Shares. The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Repurchase Provisions. The Administrator in its sole discretion may provide that the Company may repurchase Shares acquired upon exercise of an Option or Stock Purchase Right upon the occurrence of certain specified events, including, without limitation, a Holder’s termination as a Service Provider, divorce, bankruptcy or insolvency; provided, however, that any such repurchase right shall be set forth in the applicable Option Agreement or Restricted Stock Purchase Agreement or in another agreement referred to in such agreement.

20. Rules Particular To Specific Countries.

(a) Generally. To the extent required by the Company, each Holder agrees that he or she shall enter into an election with the Company or a Subsidiary (in a form approved by the Company) under which any Tax Liability (as defined below) including, but not limited to, National Insurance Contributions (“NICs”) and any Fringe Benefit Tax (“FBT”), is transferred to and met by the Plan participant. For purposes of this Section 20, Tax Liability shall mean any and all liability under non-U.S. applicable laws, rules or regulations, from any income tax, the Company’s (or a Subsidiary’s) NICs, FBT or similar liability and the Service Provider’s NICs, FBT or similar non- U.S. law liability that are attributable to: (A) the grant, vesting or exercise of, or any other benefit derived by the Plan participant from an Option, Stock Purchase Right or Restricted Stock; (B) the acquisition by the Plan participant of the Shares on exercise of an Option or the acquisition by the Plan participant of the Shares pursuant to a Stock Purchase Right; or (C) the disposal of any Shares acquired by the Plan participant pursuant to an Option or a Stock Purchase Right granted under the Plan.

(b) Addendum. Notwithstanding anything herein to the contrary, the terms and conditions of the Plan with respect to Service Providers who are tax residents of a particular country other than the United States may be subject to an addendum to the Plan in the form of an Appendix. To the extent that the terms and conditions set forth in an Appendix conflict with any provisions of the Plan, the provisions of the Appendix shall govern. The adoption of any such Appendix shall be pursuant to Section 15 above.

21. Investment Intent. The Company may require a Plan participant, as a condition of exercising or acquiring stock under any Option or Stock Purchase Right, (i) to give written assurances satisfactory to the Company as to the participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option or Stock Purchase Right; and (ii) to give written assurances satisfactory to the Company stating that the participant is acquiring the stock subject to the Option or Stock Purchase Right for the participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the applicable Option or Stock Purchase Right has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

22. Section 409A. To the extent that the Administrator determines that any Option, Stock Purchase Right or Restricted Stock granted or awarded under the Plan is subject to Section 409A of the Code, the agreement evidencing such Option, Stock Purchase Right or Restricted Stock shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and the agreement evidencing such option, Stock Purchase Right or Restricted Stock shall be interpreted in accordance with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Option, Stock Purchase Right or Restricted Stock may be subject to Section 409A of the Code and related Department of Treasury regulations and other interpretive guidance issued thereunder, the Administrator may adopt such amendments to the Plan and the applicable agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Option, Stock Purchase Right or Restricted Stock from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, Stock Purchase Right or Restricted Stock, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury regulations and other interpretive guidance thereunder and thereby avoid the application of any penalty taxes under such Section.

23. Governing Law. The validity and enforceability of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

AMENDMENT

TO THE BIOGENERICS, INC.

2010 EQUITY INCENTIVE PLAN

Pursuant to the authority reserved to the Board of Directors (the “Board”) of BioGenerics, Inc., a corporation organized under the laws of State of Delaware (the “Company”), under Section 15 of the Company’s 2010 Equity Incentive Plan (as amended, the “Plan”), the Board hereby amends the Plan as follows.

1. Section 3 of the Plan is hereby amended to read in its entirety as follows:

“3. Stock Subject to the Plan. Subject to the provisions of Section 13 hereof, the shares of stock subject to Options or Stock Purchase Rights shall be Common Stock. Subject to the provisions of Section 13 hereof, the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights is Four Million One Hundred Eighty Five Thousand Two Hundred Twenty Four (4,185,224) Shares. Shares issued upon exercise of Options or Stock Purchase Rights may be authorized but unissued, or reacquired Common Stock. If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option or Stock Purchase Right under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3. If Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan (unless the Plan has terminated). Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.”

* * * * *

I hereby certify that the foregoing Amendment to the Plan was duly adopted by the Company’s Board of Directors effective as of January 23, 2012.

I hereby further certify that the foregoing Amendment to the Plan was duly adopted by the Company’s stockholders effective as of January 23, 2012.

Executed as of the 23rd day of January, 2012.

/s/ Alan C. Mendelson
Alan C. Mendelson, Secretary

SIGNATURE PAGE TO THE AMENDMENT TO THE

BIOGENERICS, INC. 2010 EQUITY INCENTIVE PLAN

AMENDMENT

TO THE COHERUS BIOSCIENCES, INC.

2010 EQUITY INCENTIVE PLAN

Pursuant to the authority reserved to the Board of Directors (the “Board”) of Coherus BioSciences, Inc., a corporation organized under the laws of State of Delaware (the “Company”), under Section 15 of the Company’s 2010 Equity Incentive Plan (as amended, the “Plan”), the Board hereby amends the Plan as follows.

1. Section 3 of the Plan is hereby amended to read in its entirety as follows:

“3. Stock Subject to the Plan. Subject to the provisions of Section 13 hereof, the shares of stock subject to Options or Stock Purchase Rights shall be Common Stock. Subject to the provisions of Section 13 hereof, the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights is Six Million Eight Hundred Thirty Thousand Thirty-Six (6,830,036) Shares. Shares issued upon exercise of Options or Stock Purchase Rights may be authorized but unissued, or reacquired Common Stock. If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option or Stock Purchase Right under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3. If Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan (unless the Plan has terminated). Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.”

* * * * *

I hereby certify that the foregoing Amendment to the Plan was duly adopted by the Company’s Board of Directors effective as of July 12, 2013.

I hereby further certify that the foregoing Amendment to the Plan was duly adopted by the Company’s stockholders effective as of July 12, 2013.

Executed on this 12th day of July, 2013.

/s/ Alan C. Mendelson
Alan C. Mendelson, Secretary

AMENDMENT

TO THE COHERUS BIOSCIENCES, INC.

2010 EQUITY INCENTIVE PLAN

Pursuant to the authority reserved to the Board of Directors (the “Board”) of Coherus BioSciences, Inc., a corporation organized under the laws of State of Delaware (the “Company”), under Section 15 of the Company’s 2010 Equity Incentive Plan (as amended, the “Plan”), the Board hereby amends the Plan as follows.

1. Section 3 of the Plan is hereby amended to read in its entirety as follows:

“3. Stock Subject to the Plan. Subject to the provisions of Section 13 hereof, the shares of stock subject to Options or Stock Purchase Rights shall be Common Stock. Subject to the provisions of Section 13 hereof, the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights is Ten Million Three Hundred Thirty Thousand Thirty Six (10,330,036) Shares. Shares issued upon exercise of Options or Stock Purchase Rights may be authorized but unissued, or reacquired Common Stock. If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option or Stock Purchase Right under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3. If Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan (unless the Plan has terminated). Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.”

* * * * *

I hereby certify that the foregoing Amendment to the Plan was duly adopted by the Company’s Board of Directors effective as of March 18, 2014.

I hereby further certify that the foregoing Amendment to the Plan was duly adopted by the Company’s stockholders effective as of March 27, 2014.

Executed on this 27th day of March, 2014.

/s/ Alan C. Mendelson
Alan C. Mendelson, Secretary

SIGNATURE PAGE TO THE AMENDMENT TO THE

COHERUS BIOSCIENCES, INC. 2010 EQUITY INCENTIVE PLAN